EXHIBIT 99.1

NATIONAL QUALITY CARE, INC. TO CONVERT EXISTING LOANS INTO CONVERTIBLE DEBT

Beverly Hills, California, March 29, 2006: National Quality Care, Inc. (OTC BB NQCI.OB - News) announced that it has entered into a securities purchase agreement with each of two of its directors, Leonardo Berezovsky, M.D. and Robert M. Snukal, to convert a total of $1,150,000 in existing loans into unsecured convertible promissory notes. These notes are convertible into shares of common stock of the Company at a conversion price of $0.48 per share, which is the five-day average closing price ending on March 24, 2006. The notes bear an interest rate of eight percent and are convertible at any time until their date of maturity, or March 27, 2007.

ABOUT THE COMPANY

National Quality Care, Inc. is focused principally on the development of a Wearable Artificial Kidney that can be worn as a belt and operates 24 hours a day, 7 days a week. In addition, the Company is a provider of integrated dialysis services for patients suffering from chronic kidney failure.

         SOME PARAGRAPHS OF THIS PRESS RELEASE, PARTICULARLY THOSE DESCRIBING THE COMPANY'S STRATEGIES, OPERATING EXPENSE REDUCTIONS AND BUSINESS PLANS, CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1993, AS AMENDED AND SECURITIES ACT OF 1933, AS AMENDED, AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. WHILE THE COMPANY IS WORKING TO ACHIEVE THOSE GOALS, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS, INCLUDING DIFFICULTIES IN MARKETING ITS PRODUCTS AND SERVICES, NEED FOR CAPITAL, COMPETITION FROM OTHER COMPANIES AND OTHER FACTORS, ANY OF WHICH COULD HAVE AN ADVERSE EFFECT ON THE BUSINESS PLANS OF THE COMPANY, ITS REPUTATION IN THE INDUSTRY OR ITS EXPECTED FINANCIAL RETURN FROM OPERATIONS. FACTORS SUCH AS THESE COULD HAVE AN ADVERSE EFFECT ON THE COMPANY'S RESULTS OF OPERATIONS. IN LIGHT OF SIGNIFICANT UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY AND ITS SUBSIDIARIES THAT IT WILL BE ACHIEVED.

Contact:

         National Quality Care, Inc.
         Victor Gura, Chief Scientific Officer
         310-550-6242